EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE
OCTOBER 19, 2010

CHESAPEAKE MIDSTREAM PARTNERS, L.P. ANNOUNCES 2010 THIRD
 QUARTER FINANCIAL RESULTS RELEASE DATE AND
CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, OCTOBER 19, 2010 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) has scheduled its 2010 third quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, November 9, 2010.  The Partnership has also scheduled a conference call to discuss the results for Wednesday, November 10, 2010 at 9:00 a.m. EST.

The telephone number to access the conference call is 719-457-2633 or toll-free 888-312-3047. The passcode for the call is 6826428. We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on November 10, 2010 through 12:00 p.m. EST on November 24, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free
888-203-1112.  The passcode for the replay is 6826428.  The conference call will also be webcast live on the Internet and can be accessed by going to the Chesapeake Midstream Partners website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets. Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	6100 North Western Avenue
(405) 935-6224	(405) 935-1310	P.O. Box 18496
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154